Exhibit 6

DEED OF TERMINATION OF THE SHAREHOLDERS’ AGREEMENT OF CPFL ENERGIA S.A.	INSTRUMENTO DE RESCISÃO DO ACORDO DE ACIONISTAS DA CPFL ENERGIA S.A.

This Deed of Termination of the Shareholders’ Agreement of CPFL Energia S.A. (Acordo de Acionistas da CPFL Energia S.A.) (the “Deed of Termination”) is entered into as of January 23, 2017, by and among the following parties (the “Parties”):	Este Instrumento de Rescisão do Acordo de Acionistas da CPFL Energia S.A. (“Instrumento de Rescisão”) é celebrado em 23 de janeiro de 2017, pelas seguintes partes (“Partes”):

I. ESC Energia S.A., a corporation (sociedade anônima) organized and existing under the Laws of Brazil, enrolled with CNPJ under No. 15.146.011/0001-51, with its principal place of business located in the City of São Paulo, State of São Paulo, at Av. Presidente Juscelino Kubitschek, 1909, 27th floor, Suite 11, zip code 04.543-907 (“ESC”);	I. ESC Energia S.A., sociedade anônima constituída e existente de acordo com as leis do Brasil, inscrita no CNPJ/MF sob o nº 15.146.011/0001-51, com sede social localizada na Cidade de São Paulo, Estado de São Paulo, na Av. Presidente Juscelino Kubitschek, 1909, 27º andar, Sala 11, CEP 04.543-907 (“ESC”);

II. Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI, a complementary pension fund (entidade fechada de previdência complementar), private legal entity duly organized and existing under the laws of Brazil, enrolled with the CNPJ/MF under no. 33.754.482/0001-24, with its principal place of business located in the City of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo, 501, 3rd and 4th floors, Zip Code 22250-040 (“PREVI”);	II. Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI, entidade fechada de previdência complementar, pessoa jurídica privada constituída e existente de acordo com as leis do Brasil, inscrita no CNPJ/MF sob o nº 33.754.482/0001-24, com sede social localizada na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Praia de Botafogo, 501, 3º e 4º andares, CEP 22250-040 (“PREVI”);

III. Fundação Petrobras de Seguridade Social – Petros, a complementary pension fund (entidade fechada de previdência complementar), non-profit private legal entity duly organized and existing under the laws of Brazil, enrolled with the CNPJ/MF under no. 34.053.942/0001-50, with its principal place of business located in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua do Ouvidor, 98, Centro, Zip Code 20.040-030 (“Petros”);	III. Fundação Petrobras de Seguridade Social – Petros, entidade fechada de previdência complementar, pessoa jurídica sem fins lucrativos constituída e existente de acordo com as leis do Brasil, inscrita no CNPJ/MF sob o nº 34.053.942/0001-50, com sede social na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Rua do Ouvidor, 98, Centro, CEP 20.040-030 (“Petros”);

IV. Fundação Sistel de Seguridade Social, a complementary pension fund (entidade fechada de previdência complementar), non-profit private legal entity duly organized and existing	IV. Fundação Sistel de Seguridade Social, entidade fechada de previdência complementar, pessoa jurídica sem fins lucrativos constituída e existente de acordo com as leis do Brasil,

under the laws of Brazil, enrolled with the CNPJ/MF under no. 00.493.916/0001-06, with its principal place of business located in Brasília, Federal District, at SEPS/ED. Edifício General Alencastro, 702/902, Conjunto B, Bloco A, Zip Code 70390-025 (“Sistel”);	inscrita no CNPJ/MF sob o nº 00.493.916/0001-06, com sede social em Brasília, Distrito Federal, na SEPS/ED. Edifício General Alencastro, 702/902, Conjunto B, Bloco A, CEP 70390-025 (“Sistel”);

V. Fundação SABESP de Seguridade Social – SABESPREV, a complementary pension fund (entidade fechada de previdência complementar), non-profit private legal entity duly organized and existing under the laws of Brazil, enrolled with the CNPJ/MF under no. 65.471.914/0001-86, with its principal place of business located in the City of São Paulo, State of São Paulo, at Alameda Santos, 1827, 14th floor, Cerqueira César, Zip Code 01419-909 (“SABESPREV”); and	V. Fundação SABESP de Seguridade Social – SABESPREV, entidade fechada de previdência complementar, pessoa jurídica sem fins lucrativos constituída e existente de acordo com as leis do Brasil, inscrita no CNPJ/MF sob o nº 65.471.914/0001-86, com sede social na Cidade de São Paulo, Estado de São Paulo, na Alameda Santos, 1827, 14º andar, Cerqueira César, CEP 01419-909 (“SABESPREV”); e

VI. Fundação CESP, a complementary pension fund (entidade fechada de previdência complementar), non-profit private legal entity duly organized and existing under the laws of Brazil, enrolled with the CNPJ/MF under no. 62.465.117/0001-06, with its principal place of business located in the City of São Paulo, State of São Paulo, at Alameda Santos, 2.477, Jardim Paulista, Zip Code, 01419-907 (“FUNCESP”);	VI. Fundação CESP, entidade fechada de previdência complementar, pessoa jurídica sem fins lucrativos constituída e existente de acordo com as leis do Brasil, inscrita no CNPJ/MF sob o nº 62.465.117/0001-06, com sede social na Cidade de São Paulo, Estado de São Paulo, na Alameda Santos, 2.477, Jardim Paulista, CEP, 01419-907 (“FUNCESP”);

and, as Intervening and Consenting Party,	e, como Parte Interveniente e Anuente,

VII. CPFL Energia S.A., a corporation (sociedade anônima) enrolled with the CNPJ/MF under no. 02.429.144/0001-93, with its principal place of business in the City of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, 1510, conj. 1402, 14th floor, Zip Code 04547-005 (the “Company”).	VII. CPFL Energia S.A., sociedade anônima inscrita no CNPJ/MF sob o nº 02.429.144/0001-93, com sede social na Cidade de São Paulo, Estado de São Paulo, na Rua Gomes de Carvalho, 1510, conj. 1402, 14º andar, CEP 04547-005 (“Companhia”).

RECITALS	CONSIDERANDOS

WHEREAS, on March 22, 2002, VBC Energia S.A. (“VBC”), 521 Participações S.A. (“521”) and Bonaire Participações S.A. (“Bonaire”) have entered into a Shareholders Agreement to govern their rights, duties, relationships and obligations with respect to the Company (the “Shareholders’	CONSIDERANDO QUE, em 22 de março de 2002, VBC Energia S.A. (“VBC”), 521 Participações S.A. (“521”) e Bonaire Participações S.A. (“Bonaire”) celebraram um Acordo de Acionistas para reger seus direitos, deveres, relações e obrigações em relação à Companhia (“Acordo de Acionistas”);

Agreement”);

WHEREAS, the Shareholders’ Agreement was amended on August 27, 2002, November 5, 2003 and December 6, 2007;	CONSIDERANDO QUE, o Acordo de Acionistas foi aditado em 27 de agosto de 2002, em 5 de novembro de 2003 e 6 de dezembro de 2007;

WHEREAS, (i) on October, 2009, 521 has transferred the totality of its shares in the Company which are bound to the Shareholders Agreements (such shares, together with all other shares in the Company bound by the Shareholders Agreement being, the “Bound Shares”) to Fundo Mútuo de Investimento em Ações – BB Carteira Livre I (“BB CL I”); (ii) on August 2011, Bonaire has transferred part of its Bound Shares in the Company to Energia São Paulo Fundo de Investimento em Ações (“Energia SP FIA”); (iii) in the fourth quarter of 2012, (a) VBC assigned part of its Bound Shares in the Company to both Camargo Corrêa S.A. (“CCSA”) and ESC; and (b) BB CL I has transferred part of its Bound Shares in the Company to Previ; (iv) on March, 2013, (a) CCSA and PREVI have transferred the totality of their Bound Shares in the Company to Energia SP FIA; and (b) VBC has transferred the totality of its Bound Shares in the Company to ESC; (v) On September, 6, 2016, BB CL I has transferred the totality of its Bound Shares in the Company to PREVI; (vi) On September 19, 2016, Bonaire has transferred the totality of its remaining Bound Shares in the Company to Energia SP FIA; and (vii) On November 11, 2016, Energia SP FIA has transferred the totality of its Bound Shares in the Company to FUNCESP, SABESPREV, Sistel, and Petros;	CONSIDERANDO QUE, (i) em outubro de 2009, 521 transferiu a totalidade de suas ações na Companhia que são vinculadas ao Acordo de Acionistas (tais ações, em conjunto com todas as outras ações na Companhia vinculadas pelo Acordo de Acionistas, “Ações Vinculadas”) para o Fundo Mútuo de Investimento em Ações – BB Carteira Livre I (“BB CL I”); (ii) em agosto de 2011, Bonaire transferiu parte das suas Ações Vinculadas da Companhia para a Energia São Paulo Fundo de Investimento em Ações (“Energia SP FIA”); (iii) no último trimestre de 2012, (a) a VBC cedeu parte das suas Ações Vinculadas na Companhia para a Camargo Corrêa S.A. (“CCSA”) e a ESC; e BB CL I transferiu parte das suas Ações Vinculadas na Companhia para a Previ; (iv) em março de 2013, (a) CCSA e PREVI transferiram a totalidade de suas Ações Vinculadas da Companhia para Energia SP FIA; (b) VBC transferiu a totalidade das Ações Vinculadas para ESC; (v) em 6 de Setembro de 2016, BB CL I transferiu a totalidade de suas Ações Vinculadas da Companhia para a PREVI; (vi) em 19 de setembro de 2016, Bonaire transferiu a totalidade das suas Ações Vinculadas remanescentes da Companhia para a Energia SP FIA; e (vii) em 11 de novembro de 2016, Energia SP FIA transferiu a totalidade de suas Ações Vinculadas da Companhia para FUNCESP, SABESPREV, Sistel, e Petros;

WHEREAS, on this date, the parties to the Shareholders Agreement are ESC, PREVI, Petros, Sistel, SABESPREV and FUNCESP;	CONSIDERANDO QUE, na presente data, as partes do Acordo de Acionistas são ESC, PREVI, Petros, Sistel, SABESPREV e FUNCESP;

WHEREAS, on September 2, 2016, CCSA and ESC, as Sellers, State Grid Brazil Power Participações Ltda. (“State Grid Brazil”) as Buyer and State Grid International Development Limited (“SGID”) as the Buyer Guarantor have entered into a Share Purchase Agreement (the “SPA”) providing	CONSIDERANDO QUE, em 2 setembro de 2016, CCSA e ESC, como Vendedoras, State Grid Brazil Power Participações Ltda. (“State Grid Brazil”), como Compradora e State Grid International Development Limited (“SGID”) como Garantidora da Compradora, celebraram um Contrato de

for the sale and purchase of the totality of the Bound Shares issued by the Company held by CCSA and ESC to State Grid Brazil Power Participações Ltda., as well as any Dividend Shares received over the Bound Shares on or after January 1, 2016 (the “Transaction”);	Compra e Venda de Ações (“SPA”) estabelecendo a compra e venda da totalidade das Ações Vinculadas emitidas pela Companhia e detidas pela CCSA e pela ESC para State Grid Brazil Power Participações Ltda., bem como quaisquer Ações Bonificadas recebidos sobre as Ações Vinculadas em ou após 01 de janeiro de 2016 (“Transação”);

WHEREAS, in connection with the Transaction, PREVI, PETROS, SISTEL, SABESPREV and FUNCESP have exercised their tag along rights as set forth in the Shareholders’ Agreement and have acceded to the SPA as sellers, agreeing to sell all of their Bound Shares to State Grid Brazil pursuant to the SPA;	CONSIDERANDO QUE, relativamente à Transação, PREVI, PETROS, SISTEL, SABESPREV e FUNCESP exerceram seus respectivos direitos de venda conjunta conforme previstos no Acordo de Acionistas e aderiram ao SPA como vendedoras, concordando em vender todas as suas Ações Vinculadas para a State Grid Brazil de acordo com o SPA;

WHEREAS, the SPA closing is occurring on the date hereof and in view of the foregoing, the Parties intend to terminate the Shareholders’ Agreement in its entirety, with effect as from immediately prior to the SPA closing on the date hereof;	CONSIDERANDO QUE, o fechamento previsto no SPA está ocorrendo nesta data e em virtude do acima disposto, as Partes têm a intenção de rescindir o Acordo de Acionistas em sua integralidade, com efeito imediatamente anterior ao fechamento previsto no SPA que ocorre na presente data;

NOW THEREFORE, the Parties execute this Deed of Termination, pursuant to the following terms and conditions:	POSTO ISTO, as Partes celebram o presente Instrumento de Rescisão, de acordo com os seguintes termos e condições:

1. TERMINATION AND SETTLEMENT	1. RESCISÃO E QUITAÇÃO

1.1 With effect as from immediately prior to the SPA closing on the date of this Deed of Termination, the Parties hereby acknowledge and agree that the Shareholders’ Agreement immediately hereby ceases and is terminated and is of no further force or effect.	1.1 Com efeito imediatamente anterior ao fechamento do SPA que ocorre na data deste Instrumento de Rescisão, as Partes, por meio deste, reconhecem e concordam que o Acordo de Acionistas, por meio deste, imediatamente cessa e encontra-se rescindido e não possui qualquer força ou efeito.

1.2 The Parties are hereby released and discharged from any and all obligations, liabilities, claims, or demands arising out of or relating to the Shareholders’ Agreement other than (i) for the avoidance of doubt, any obligations pursuant to the SPA or any agreement entered into in connection therewith, (ii) with respect to any breaches of the Shareholders’	1.2 As Partes por meio deste são liberadas e desoneradas de toda e quaisquer obrigações, responsabilidades, reivindicações e demandas decorrentes ou relacionadas ao Acordo de Acionistas, exceto (i) para evitar dúvidas, quaisquer obrigações nos termos do SPA ou quaisquer contratos celebrados com relação ao mesmo; (ii) relativamente a quaisquer violações

Agreement by any Party prior to its termination, or (iii) in the event of fraud.	ao Acordo de Acionistas por qualquer Parte antes de sua rescisão, ou (iii) em caso de fraude.

1.3 The Parties shall cause the officers of the Company to register the termination of the Shareholders’ Agreement in the records of the Company’s Shares with the custodian agent concurrently with the execution of this Deed of Termination.	1.3 As Partes farão com que os diretores da Companhia registrem a rescisão do Acordo de Acionistas nos registros de Ações da Companhia junto ao agente custodiante concomitantemente à assinatura deste Instrumento de Rescisão.

2. NON-ADMISSION OF LIABILITY	2. NÃO RECONHECIMENTO DE RESPONSABILIDADE

None of the Parties makes any admission of liability, whether by entering into this Deed of Termination or otherwise.	Nenhuma das Partes admite qualquer responsabilidade, seja ao celebrar o presente Instrumento de Rescisão ou de qualquer outra forma.

3. SUCCESSORS AND ASSIGNS	3. SUCESSORES E CESSIONÁRIOS

This Deed of Termination shall be binding on the Parties, their successors and assigns and the name of a Party appearing herein shall be deemed to include the names of any such successor or assignee.	Este Instrumento de Rescisão será vinculante às Partes, seus sucessores e cessionários e o nome de uma Parte constante neste documento será interpretado como incluindo os nomes de seus respectivos sucessores ou cessionários.

4. ENTIRE AGREEMENT	4. ACORDO INTEGRAL

4.1 Each Party acknowledges and agrees for itself that:	4.1 Cada Parte reconhece e concorda em seu nome que:

(a) this Deed of Termination constitutes the entire agreement between the Parties relating to the Shareholders’ Agreement and supersedes any prior agreement, understanding, undertaking or arrangement between the Parties relating to the Shareholders’ Agreement;	(a) este Instrumento de Rescisão constitui o acordo integral entre as Partes relacionado ao Acordo de Acionistas e substitui qualquer contrato, entendimento, compromisso ou acordo anterior entre as Partes relacionados ao Acordo de Acionistas;

(b) by entering into the Deed of Termination, they do not rely on any statement, representation, assurance or warranty of any person (whether a party to this Deed of Termination or not and whether made in writing or not) other than as expressly set out in this	(b) ao celebrar este Instrumento de Rescisão, as Partes não se baseiam em nenhuma declaração, representação, afirmação ou garantia de qualquer pessoa (seja ou não uma parte deste Instrumento de Rescisão; seja ou não feita por escrito), além das expressamente previstas neste Instrumento de Rescisão; e

Deed of Termination; and

(c) nothing in this clause, and no other limitation in this Deed of Termination, shall exclude or limit any liability for fraud or fraudulent misrepresentation.	(c) nada nesta cláusula, e nenhuma outra limitação neste Instrumento de Rescisão, excluirá ou limitará qualquer responsabilidade por fraude ou representação fraudulenta.

5. FURTHER ASSURANCES	5. OUTROS ACORDOS

Each Party shall at its own cost promptly execute and deliver such other documents and take such other action as may from time to time in the opinion of any of the other Parties (acting reasonably) or State Grid Brazil be required to give effect to the provisions of this Deed of Termination.	Cada Parte deverá, às suas próprias expensas, celebrar e entregar prontamente outros documentos e tomar quaisquer outras ações que sejam, de tempos em tempos e na opinião das Partes (agindo de forma razoável) ou da State Grid Brazil, exigidas para dar efeito às disposições deste Instrumento de Rescisão.

6. SEVERABILITY	6. INDEPENDÊNCIA

The provisions contained in each clause and subclause of this Deed of Termination shall be enforceable independently of each of the others and their validity shall not be affected if any of the others are invalid. If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.	As disposições contidas em cada cláusula e subcláusula deste Instrumento de Rescisão deverão ser exequíveis de forma independente entre elas e a validade das mesmas não deve ser afetada caso quaisquer outras disposições sejam inválidas. Caso qualquer dessas disposições seja nula, mas poderia ser válida se alguma parte de tal disposição fosse extinta, a disposição em questão deverá ser aplicada com tal modificação conforme seja necessário para torná-la válida.

7. THIRD PARTY BENEFICIARIES	7. TERCEIROS BENEFICIÁRIOS

State Grid Brazil is an express third party beneficiary of this Deed of Termination and shall be entitled to enforce this Deed of Termination against any and all of the Parties, pursuant to Articles 436 and following of Law no. 10,406, of January 10, 2002 (Brazilian Civil Code).	A State Grid Brasil é um terceiro beneficiário expresso do presente Instrumento de Rescisão e terá o direito de fazer cumprir este Instrumento de Rescisão contra todas e quaisquer das Partes, nos termos dos Artigos 436 e seguintes da Lei nº 10.406, de 10 de janeiro de 2002 (Código Civil Brasileiro).

8. COUNTERPARTS	8. VIAS

This Deed of Termination may be entered into in any number of counterparts, and each of the executed counterparts shall be deemed to be an	Este Instrumento de Rescisão é celebrado em qualquer número de vias, e cada via celebrada deverá ser considerada como uma original.

original.

9. GOVERNING LAW AND JURISDICTION	9. LEI DE REGÊNCIA E JURISDIÇÃO

9.1 This Deed of Termination and any non-contractual obligations arising out of or in connection therewith shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil. The obligations contained in this Deed of Termination may be subject to specific performance in accordance with article 497 and following provisions of the Brazilian Code of Civil Procedure.	9.1 Este Instrumento de Rescisão e quaisquer obrigações extracontratuais decorrentes ou a ele relacionadas deverão ser regidos e interpretados de acordo com as leis da República Federativa do Brasil. As obrigações contidas neste Instrumento de Rescisão estão sujeitas a execução específica, de acordo com o Artigo 497 e disposições seguintes do Código Brasileiro de Processo Civil.

9.2 The Parties elect the courts of the Judicial District of São Paulo, State of São Paulo, Brazil, and waive any other courts, for resolving any questions, discrepancies, disputes or claims arising out of or relating to the validity, interpretation, performance, implementation, termination or breach of this Deed of Termination (including its exhibits) and any legal relationships associated with this Deed of Termination.	8.2 As Partes elegem o foro da comarca de São Paulo, Estado de São Paulo, Brasil, e renunciam a qualquer outro foro para resolver quaisquer questões, divergências, disputas ou demandas decorrentes de ou relacionadas a validade, interpretação, cumprimento, implementação, rescisão ou quebra deste Instrumento de Rescisão (incluindo seus anexos) e quaisquer relações legais associadas a este Instrumento de Rescisão.

10. LANGUAGE	10. IDIOMA

This instrument is being executed by the Parties hereto in the English and Portuguese languages. In the event of a conflict between the Portuguese and the English-language version, the English language version shall prevail.	O presente instrumento está sendo assinado pelas Partes contratantes em inglês e português. Em caso de conflito entre as versões em inglês e português, a versão em inglês deverá prevalecer.

IN WITNESS WHEREOF, the Parties execute this Deed of Termination in seven (7) counterparts, together with the two (2) undersigned witnesses.	EM TESTEMUNHO DO QUE, as Partes celebram esse Instrumento de Rescisão em 7 (sete) vias, juntamente com as 2 (duas) testemunhas infra- assinadas.

São Paulo, January 23, 2017.	São Paulo, 23 janeiro de 2017.

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ESC ENERGIA S.A.

/s/ Luciano Mestrich Motta	/s/ Luciano Mestrich Motta
By/Por: Luciano Mestrich Motta	By/Por: Luciano Mestrich Motta
Position/Cargo: Diretor	Position/Cargo: Diretor

/s/ Roberto Navarro Evangelista	/s/ Roberto Navarro Evangelista
By/Por: Roberto Navarro Evangelista	By/Por: Roberto Navarro Evangelista
Position/Cargo: Diretor	Position/Cargo: Diretor

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CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI

/s/ Renato Proença Lopes	/s/ Renato Proença Lopes
By/Por: Renato Proença Lopes	By/Por: Renato Proença Lopes
Position/Cargo: Diretor de Participaçoes	Position/Cargo: Diretor de Participaçoes

/s/ Emilio Mayrink Sampeio	/s/ Emilio Mayrink Sampeio
By/Por: Emilio Mayrink Sampeio	By/Por: Emilio Mayrink Sampeio
Position/Cargo: Diretor de Investimentos, em exercÍcio	Position/Cargo: Diretor de Investimentos, em exercÍcio

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FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS

/s/ Walter Mendes de Oliveira Filho
By/Por:	By/Por: Walter Mendes de Oliveira Filho
Position/Cargo:	Position/Cargo: Presidente

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FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL

/s/ Carlos Alberto C. Moreira	/s/ Carlos Alberto C. Moreira
By/Por: Carlos Alberto C. Moreira	By/Por: Carlos Alberto C. Moreira
Position/Cargo: Diretor-Presidente	Position/Cargo: Diretor-Presidente

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FUNDAÇÃO SABESP DE SEGURIDADE SOCIAL – SABESPREV

/s/ Cesar Soares Barbosa	/s/ Walter Sigollo
By/Por: Cesar Soares Barbosa	By/Por: Walter Sigollo
Position/Cargo: Diretor de Previdência Fundação Sabesp	Position/Cargo: Diretor Presidente Fundação Sabesp

/s/ Cesar Soares Barbosa	/s/ Walter Sigollo
By/Por: Cesar Soares Barbosa	By/Por: Walter Sigollo
Position/Cargo: Diretor de Previdência Fundação Sabesp	Position/Cargo: Diretor Presidente Fundação Sabesp

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FUNDAÇÃO CESP

/s/ Martin Roberto Glogowsky	/s/ Jorge Simino Junior

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Intervening party/Parte Interveniente:

CPFL ENERGIA S.A.

/s/ Andre Dorf and Luiz Eduardo	/s/ Luiz Eduardo Fróes do Amaral Osório

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Witnesses/Testemunhas:

/s/ Yang Qu	/s/ Vitor Rozenthal
Name/Nome:	Name/Nome: Vitor Rozenthal
ID/Identidade:	ID/Identidade: 167.360-OAB/RJ